Exhibit 99.2

Item 6.	Selected Financial Data

The selected consolidated financial data set forth below has been derived from the Consolidated Financial Statements. All information contained herein should be read in conjunction with the Consolidated Financial Statements, the related Notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Report.
As discussed in Note 1 to the Consolidated Financial Statements, we adopted FSP APB 14-1 and FSP EITF 03-6-1 on January 1, 2009. The selected consolidated financial data set forth below has been adjusted for the retrospective application of these new accounting standards.

	Years Ended December 31,
	2008(3)	2007(3)	2006(3)	2005(4)	2004 (4)
	(In thousands, except per share data)
Statement of earnings data (as adjusted):

Revenue

Net earned premium	$2,007,774	$1,985,086	$1,709,189	$1,369,988	$1,010,692

Fee and commission income	125,201	140,092	137,131	132,628	183,802

Net investment income	164,751	206,462	152,804	98,851	64,885

Net realized investment gain (loss)	(27,941)	13,188	(841)	1,448	5,822

Other operating income	9,638	43,545	77,012	39,773	19,406

Total revenue	2,279,423	2,388,373	2,075,295	1,642,688	1,284,607

Expense

Loss and loss adjustment expense, net	1,211,873	1,183,947	1,011,856	919,697	645,230

Policy acquisition costs, net	381,441	366,610	319,885	261,708	222,323

Other operating expense	233,509	241,642	222,324	180,990	168,045

Interest expense	20,362	16,270	18,128	14,126	11,965

Total expense	1,847,185	1,808,469	1,572,193	1,376,521	1,047,563

Earnings from continuing operations before income tax expense	432,238	579,904	503,102	266,167	237,044

Income tax expense on continuing operations	130,118	188,351	165,191	81,921	80,684

Earnings from continuing operations	302,120	391,553	337,911	184,246	156,360

Earnings from discontinued operations, net of income taxes(1)	—	—	—	2,760	4,004

Net earnings	$302,120	$391,553	$337,911	$187,006	$160,364

Basic earnings per share data:

Earnings from continuing operations	$2.63	$3.47	$3.04	$1.74	$1.61

Earnings from discontinued operations(1)	—	—	—	0.03	0.04

Net earnings	$2.63	$3.47	$3.04	$1.77	$1.65

Weighted average shares outstanding	114,848	112,873	111,309	105,463	97,257

Diluted earnings per share data:

Earnings from continuing operations	$2.61	$3.35	$2.89	$1.68	$1.58

Earnings from discontinued operations(1)	—	—	—	0.03	0.04

Net earnings	$2.61	$3.35	$2.89	$1.71	$1.62

Weighted average shares outstanding	115,463	116,997	116,736	109,437	98,826

Cash dividends declared, per share	$0.470	$0.420	$0.375	$0.282	$0.213

	December 31,
	2008(3)	2007(3)	2006(4)	2005(4)	2004(4)
	(In thousands, except per share data)
Balance sheet data (as adjusted):
Total investments	$4,804,283	$4,672,277	$3,927,995	$3,257,428	$2,468,491
Premium, claims and other receivables	770,823	763,401	864,705	884,654	891,360
Reinsurance recoverables	1,054,950	956,665	1,169,934	1,361,983	1,104,026
Ceded unearned premium	234,375	244,684	226,125	239,416	311,973
Goodwill	858,849	776,046	742,677	532,947	444,031
Total assets	8,332,000	8,074,520	7,626,025	7,022,231	5,891,649

Loss and loss adjustment expense payable	3,415,230	3,227,080	3,097,051	2,813,720	2,089,199
Unearned premium	977,426	943,946	920,350	807,109	741,706
Premium and claims payable	405,287	497,974	646,224	753,859	766,765
Notes payable	343,649	319,471	297,574	291,394	286,582
Shareholders’ equity	2,640,023	2,443,695	2,050,009	1,702,015	1,341,274
Book value per share(2)	$23.27	$21.24	$18.35	$15.36	$13.14

(1)	Discontinued operations in 2005 and 2004 represent gains from a contractual earnout related to the 2003 sale of our retail brokerage operation, HCC Employee Benefits, Inc.

(2)	Book value per share is calculated by dividing outstanding shares into total shareholders’ equity.

(3)	See Note 1 to the Consolidated Financial Statements for changes in line items due to the adoption of FSP APB 14-1 and FSP EITF 03-6-1 on January 1, 2009.

(4)	The following line items were affected by the adoption of FSP APB 14-1 and FSP EITF 03-6-1 on January 1, 2009:

	Twelve months ended December 31, 2005
	As originally
	reported	As adjusted	Change

Interest expense	$7,684	$14,126	$6,442
Earnings before income tax expense	272,609	266,167	(6,442)
Income tax expense	84,177	81,921	(2,256)
Earnings from continuing operations	188,432	184,246	(4,186)
Net earnings	191,192	187,006	(4,186)
Basic earnings per share from continuing operations	$1.78	$1.74	$(0.04)
Basic earnings per share	1.81	1.77	(0.04)
Diluted earnings per share from continuing operations	1.72	1.68	(0.04)
Diluted earnings per share	1.75	1.71	(0.04)

	Twelve months ended December 31, 2004
	As originally
	reported	As adjusted	Change

Interest expense	$8,374	$11,965	$3,591
Earnings before income tax expense	240,635	237,044	(3,591)
Income tax expense	81,940	80,684	(1,256)
Earnings from continuing operations	158,695	156,360	(2,335)
Net earnings	162,699	160,364	(2,335)
Basic earnings per share from continuing operations	$1.63	$1.61	$(0.02)
Basic earnings per share	1.67	1.65	(0.02)
Diluted earnings per share from continuing operations	1.61	1.58	(0.03)
Diluted earnings per share	1.65	1.62	(0.03)

	December 31, 2006
	As originally
	reported	As adjusted	Change

Total assets (debt issuance costs and deferred tax asset)	$7,630,132	$7,626,025	$(4,107)
Notes payable	308,887	297,574	(11,313)
Shareholders’ equity	2,042,803	2,050,009	7,206
Book value per share	$18.28	$18.35	$0.07

	December 31, 2005
	As originally
	reported	As adjusted	Change

Total assets (debt issuance costs and deferred tax asset)	$7,028,800	$7,022,231	$(6,569)
Notes payable	309,543	291,394	(18,149)
Shareholders’ equity	1,690,435	1,702,015	11,580
Book value per share	$15.26	$15.36	$0.10

	December 31, 2004
	As originally
	reported	As adjusted	Change

Total assets (debt issuance costs and deferred tax asset)	$5,900,568	$5,891,649	$(8,919)
Notes payable	311,277	286,582	(24,695)
Shareholders’ equity	1,325,498	1,341,264	15,766
Book value per share	$12.99	$13.14	$0.15